UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) April 21, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On April 21, 2009, the Registrant announced its consolidated financial results for the quarter ended March 31, 2009. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

April 21, 2009

3

APRIL 21, 2009 WILMINGTON, Del.	Media Contact:	Anthony Farina 302-773-4418 anthony.r.farina@usa.dupont.com

	Investor Contact:	302-774-4994
DuPont Reports First Quarter 2009 Earnings In-Line with Guidance
Company Expands Actions to Further Strengthen Competitiveness, Address Weak Global Outlook
Highlights:
•	DuPont’s first quarter 2009 earnings were $.54 per share, in-line with guidance. Results reflect earnings from Agriculture & Nutrition and pharmaceuticals, strong companywide pricing and cost discipline, partly offset by the impact of a severe decline in global industrial demand.

•	The Agriculture & Nutrition segment performance was strong, with sales growth of 6 percent and earnings growth of 8 percent despite significant currency headwinds. Performance was driven by higher North American volumes and significant seed pricing gains.

•	DuPont increased its 2009 fixed cost reduction goal to $1 billion and reduced planned capital expenditures an additional $200 million, to $1.4 billion.

•	The company revised its full-year 2009 earnings outlook to a range of $1.70 to $2.10 per share, with the expectation of difficult market conditions continuing with the exception of global agriculture markets.

•	DuPont declared a second quarter dividend of $.41 per share, unchanged from the first quarter. This is the company’s 419th consecutive dividend.
          “Our strong first quarter performance in Agriculture & Nutrition and pharmaceuticals, combined with gains from our pricing discipline and cost and capital reductions, helped to offset the impact of the largest decline in industrial demand in decades,” said DuPont CEO Ellen J. Kullman. “As we committed to do in December, we are addressing the more challenging economic conditions with further steps to aggressively manage costs, enhance productivity and operate even more efficiently.”
          “Our teams are working with urgency and agility to stay ahead of the worst global recession since the 1930s,” Kullman said. “Our preemptive actions will preserve our strong cash generating capability, while positioning our businesses for improved profitability as global markets rebound.”

Net Income and Global Consolidated Sales
          Net income attributable to DuPont for the first quarter 2009 was $488 million versus $1,191 million in the prior year. Consolidated net sales in the first quarter of $6.9 billion were 20 percent lower than prior year, reflecting 19 percent lower volume and a net 1 percent reduction due to portfolio changes. Five percent higher local prices were offset by a 5 percent negative impact from currency. Lower sales volume principally reflects global declines in construction, motor vehicle production and consumer spending, which was magnified by inventory de-stocking across most supply chains. The table below shows worldwide and regional sales performance for first quarter 2009 versus first quarter 2008.

	Three Months Ended
	March 31, 2009		Percentage Change Due to:
			Local
		%	Currency	Currency		Portfolio/
(dollars in billions)	$	Change	Price	Effect	Volume	Other
U.S.	$3.1	(9)	6	—	(14)	(1)
Europe	2.1	(28)	3	(11)	(20)	—
Asia Pacific	0.9	(28)	5	(1)	(31)	(1)
Canada & Lat. America	0.8	(22)	9	(11)	(19)	(1)

Total Consolidated Sales	$6.9	(20)	5	(5)	(19)	(1)
Earnings Per Share
          The table below shows the variances in first quarter 2009 earnings per share (EPS) versus first quarter 2008.
EPS ANALYSIS

1Q

EPS — 2008	$1.31

Local prices	.37
Variable costs*	(.16)
Volume	(.62)
Low Capacity Utilization**	(.18)
Fixed costs *	.05
Currency	(.18)
Exchange loss	(.02)
Tax	.02
Other***	(.05)

EPS — 2009	$.54

*	Excluding volume & currency impact.

**	Fixed manufacturing cost, normally reflected in inventory, expensed as a result of low production volumes.

***	Includes interest expense, income from pharmaceuticals and equity affiliates, and the impact of portfolio changes.

Business Segment Performance
          The tables below show first quarter 2009 segment sales and related variances versus prior year, and pre-tax operating income (loss). Segment operating performance reflects pre-tax operating income (PTOI) improvements versus prior year for Agriculture & Nutrition and pharmaceuticals which were more than offset by substantial earnings declines for the other four segments. The earnings decline for those segments, principally reflecting a combined 30 percent drop in sales volume versus prior year, was partly offset by about $250 million in companywide fixed cost reduction programs.

	Three Months Ended March 31, 2009		Percentage Change Due to:
SEGMENT SALES*			USD		Portfolio
(Dollars in billions)	$	% Change	Price	Volume	and Other
Agriculture & Nutrition	$3.1	6	5	1	—
Coatings & Color Technologies	1.2	(30)	(1)	(29)	—
Electronic & Communication Technologies	0.7	(32)	(1)	(31)	—
Performance Materials	0.9	(45)	(3)	(39)	(3)
Safety & Protection	1.0	(24)	(5)	(18)	(1)

*	Segment sales include transfers
PRE-TAX OPERATING INCOME (LOSS)

	Three Months Ended
	Mar 31, 2009
(Dollars in millions)	2009	2008

Agriculture & Nutrition	$852	$786
Coatings & Color Technologies	(19)	190
Electronic & Communication Technologies	(54)	175
Performance Materials	(146)	219
Safety & Protection	72	272

Total Growth Platforms	705	1,642
Pharmaceuticals	252	235
Other	(44)	(26)

Total Segments	$913	$1,851

The following is a summary of business results for each of the company’s operating segments, comparing sales and PTOI (loss) for first quarter 2009 versus first quarter 2008. All references to selling price changes are on a U.S. dollar basis, including the impact of currency.
Agriculture & Nutrition
•	Sales of $3.1 billion were up 6 percent reflecting production agriculture price increases and North America and Europe seed volume gains, partly offset by currency.
•	PTOI was $852 million, up 8 percent, driven by higher sales, partly offset by significant unfavorable currency impact and increased input costs.
Coatings & Color Technologies
•	Sales of $1.2 billion were down 30 percent primarily reflecting broad-based volume declines across all regions and businesses.
•	The pre-tax loss of $19 million reflects lower sales volumes and unfavorable currency impact partly offset by fixed cost reductions and higher local prices.
Electronic & Communication Technologies
•	Sales of $696 million were down 32 percent reflecting 31 percent lower volumes and 1 percent lower selling prices. Lower volumes reflect significant de-stocking in supply chains for many electronic materials and general industrial markets.
•	The pre-tax loss of $54 million reflects the depressed sales volumes and higher input costs, partly offset by fixed cost reductions.
Performance Materials
•	Sales of $942 million were down 45 percent reflecting declines in major markets in all regions, precipitated by de-stocking and weak final demand, particularly in motor vehicle and general industrial end markets.
•	The pre-tax loss of $146 million reflects lower volume and higher raw material costs, partly offset by reductions in fixed costs.
Safety & Protection
•	Sales of $1.0 billion were down 24 percent reflecting an 18 percent volume decline and 5 percent lower selling prices. Volumes were down in all product lines, most significantly in North American and European motor vehicle, construction and general industrial markets.
•	PTOI of $72 million principally reflects the impact of lower sales volumes.
Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.

2009 Cost Reduction and Productivity Actions
          DuPont is expanding actions to address weaker global market conditions and further enhance its long-term competitiveness, which include higher 2009 targets for cost and capital reductions. Below is a summary of the company’s additional actions:
•	The company is increasing its 2009 fixed cost reduction goal from $730 million to $1 billion. In December 2008, DuPont initiated $600 million in fixed cost reduction projects and a restructuring program with $130 million in restructuring benefits for 2009. The company has now identified an additional $200 million in cost reduction actions, including reducing additional contractor positions and work schedule reductions. DuPont is also developing plans for additional restructuring actions, expected to be finalized and approved in the second quarter 2009, with a targeted $70 million pre-tax savings and positive cash flow benefit in 2009. This is in addition to restructuring plans announced in December 2008.

•	The company is reducing 2009 capital expenditures from $1.6 billion to $1.4 billion, 30 percent below 2008 expenditures of $2.0 billion.

•	Working capital reduction projects are fully underway and expected to deliver a $1 billion improvement over 2008, as previously announced.

•	Based on the above, the full year outlook for free cash flow remains about $2.5 billion.
Outlook
          The company’s 2009 earnings outlook has been revised downward to a range of $1.70 to $2.10 per share, excluding any significant items. The revision anticipates that weak demand across key markets will continue throughout 2009. While favorable conditions in global agriculture markets and the benefit of cost reductions and lower raw material costs are expected, the protracted recessionary environment and the impact of currency are expected to limit the company’s revenue growth. DuPont will continue aggressive actions to reduce costs and capital expenditures, in addition to maintaining an appropriate level of investment for high-growth, high-margin businesses including seed products and photovoltaics.
          For the second quarter 2009, the company anticipates revenue growth to be limited by continuing weak demand in non-agriculture markets, the negative impact of currency, with some sequential improvement due to less de-stocking across multiple value chains. DuPont’s Agriculture & Nutrition segment anticipates modest year-over-year revenue growth driven by pricing and volume gains partly offset by currency. The company will continue its aggressive cost and capital reduction programs.

Use of Non-GAAP Measures
          Management believes that certain non-GAAP measurements, such as free cash flow, are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.
          DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.
# # #
4/21/09

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended
	March 31,
	2009	2008

Net sales	$6,871	$8,575
Other income, net	399	195

Total	7,270	8,770

Cost of goods sold and other operating charges	5,185	5,956
Selling, general and administrative expenses	907	934
Research and development expense	323	330
Interest expense	106	80

Total	6,521	7,300

Income before income taxes	749	1,470
Provision for income taxes	260	273

Net income	489	1,197

Less: Net income attributable to noncontrolling interests	1	6

Net income attributable to DuPont	$488	$1,191

Basic earnings per share of common stock	$0.54	$1.32

Diluted earnings per share of common stock	$0.54	$1.31

Dividends per share of common stock	$0.41	$0.41

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	903,893,000	900,646,000
Diluted	905,665,000	906,193,000

E. I. du Pont de Nemours and Company
Consolidated Balance Sheets
(Dollars in millions, except per share amounts)
SCHEDULE A (continued)

	March 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$2,386	$3,645
Marketable securities	21	59
Accounts and notes receivable, net	6,423	5,140
Inventories	4,615	5,681
Prepaid expenses	200	143
Income taxes	570	643

Total current assets	14,215	15,311
Property, plant and equipment, net of accumulated depreciation (March 31, 2009 — $17,117; December 31, 2008 — $16,800)	11,164	11,154
Goodwill	2,128	2,135
Other intangible assets	2,612	2,710
Investment in affiliates	877	844
Other assets	3,892	4,055

Total	$34,888	$36,209

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,300	$3,128
Short-term borrowings and capital lease obligations	1,569	2,012
Income taxes	155	110
Other accrued liabilities	3,578	4,460

Total current liabilities	7,602	9,710

Long-term borrowings and capital lease obligations	8,490	7,638
Other liabilities	11,011	11,169
Deferred income taxes	142	140

Total liabilities	27,245	28,657

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at March 31, 2009 — 990,624,000; December 31, 2008 — 989,415,000	297	297
Additional paid-in capital	8,396	8,380
Reinvested earnings	10,569	10,456
Accumulated other comprehensive loss	(5,558)	(5,518)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2009 and December 31, 2008)	(6,727)	(6,727)

Total DuPont stockholders’ equity	7,214	7,125

Noncontrolling interests	429	427

Total stockholders’ equity	7,643	7,552

Total	$34,888	$36,209

E. I. du Pont de Nemours and Company
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
SCHEDULE A (continued)

	Three Months Ended
	March 31,
	2009	2008

Cash used for operating activities	$(832)	$(951)

Investing activities
Purchases of property, plant and equipment	(358)	(410)
Investments in affiliates	(8)	(3)
Other investing activities — net	(27)	(107)

Cash used for investing activities	(393)	(520)

Financing activities
Dividends paid to stockholders	(375)	(372)
Net increase in borrowings	433	1,611
Other financing activities — net	(38)	23

Cash provided by financing activities	20	1,262

Effect of exchange rate changes on cash	(54)	(2)

Decrease in cash and cash equivalents	(1,259)	(211)

Cash and cash equivalents at beginning of period	3,645	1,305

Cash and cash equivalents at end of period	$2,386	$1,094

E. I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS
There were no significant items for the three months ended March 31, 2009 and 2008, respectively.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended
	March 31,
SEGMENT SALES (1)	2009	2008
Agriculture & Nutrition	$3,062	$2,883
Coatings & Color Technologies	1,156	1,645
Electronic & Communication Technologies	696	1,026
Performance Materials	942	1,713
Safety & Protection	1,033	1,365
Other	28	40

Total Segment sales	$6,917	$8,672

Elimination of transfers	(46)	(97)

Consolidated net sales	$6,871	$8,575

	Three Months Ended
	March 31,
PRETAX OPERATING INCOME/(LOSS) (PTOI)	2009	2008
Agriculture & Nutrition	$852	$786
Coatings & Color Technologies	(19)	190
Electronic & Communication Technologies	(54)	175
Performance Materials	(146)	219
Safety & Protection	72	272

Total Growth Platforms	705	1,642

Pharmaceuticals	252	235
Other	(44)	(26)

Total Segment PTOI	$913	$1,851

Net exchange gains (losses) (2)	70	(155)
Corporate expenses & net interest	(234)	(226)

Income before income taxes	$749	$1,470

(1)	Sales for the reporting segments include transfers.

(2)	Net after-tax exchange activity for the three months ended March 31, 2009 and 2008 were losses of $33 and $14, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Reconciliations of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended
	March 31,
	2009	2008

Income before income taxes	$749	$1,470
Less: Net income attributable to noncontrolling interests	1	6
Add: Interest expense	106	80

Adjusted EBIT	854	1,544
Add: Depreciation and amortization	399	380

Adjusted EBITDA	$1,253	$1,924

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended
	March 31,
	2009	2008

Total charges and expenses — consolidated income statements	$6,521	$7,300
Remove:
Interest expense	(106)	(80)
Variable costs (1)	(3,434)	(4,140)

Fixed costs	$2,981	$3,080

Consolidated net sales	$6,871	$8,575

Fixed costs as a percent of consolidated net sales	43.4%	35.9%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.
Calculation of Free Cash Flow

	Three Months Ended
	March 31,
	2009	2008
Cash used by operating activities	$(832)	$(951)
Less: Purchases of property, plant and equipment	358	410

Free cash flow	$(1,190)	$(1,361)

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Exchange Gains/Losses
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pretax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended March 31,
	2009	2008
Subsidiary/Affiliate Monetary Position Gain/(Loss)
Pretax exchange gains (losses) (includes equity affiliates)	$(125)	$150
Local tax benefits (expenses)	(32)	34

Net after-tax impact from subsidiary exchange gains (losses)	$(157)	$184

Hedging Program Gain/(Loss)
Pretax exchange gains (losses)	$195	$(305)
Tax benefits (expenses)	(71)	107

Net after-tax impact from hedging program exchange gains (losses)	$124	$(198)

Total Exchange Gain/(Loss)
Pretax exchange gains (losses)	$70	$(155)
Tax benefits (expenses)	(103)	141

Net after-tax exchange losses	$(33)	$(14)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above.

	Three Months Ended March 31,
	2009	2008
Income before income taxes	$749	$1,470
Less: Net exchange gains (losses)	70	(155)

Income before income taxes and exchange gains/losses	$679	$1,625

Provision for income taxes	$260	$273
Tax benefits (expenses) on exchange gains/losses	(103)	141

Provision for income taxes, excluding taxes on exchange gains/losses	$157	$414

Effective income tax rate	34.7%	18.6%
Exchange gains/losses effect	-11.6%	6.9%

Base income tax rate	23.1%	25.5%

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2009	2008
	Outlook	Actual

Earnings per share — excluding significant items	$1.70 to $2.10	$2.78
Significant items included in EPS:
Hurricane charge	—	(0.16)
Restructuring charge	—	(0.42)

Net charge for significant items	—	(0.58)

Reported EPS	$1.70 to $2.10	$2.20